CMA Multi-State Municipal Series Trust
Series Number: 6
File Number: 811-5011
CIK Number: 810598
CMA New Jersey Municipal Money Fund
For the Period Ending: 09/30/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the six months ended September 30, 2003.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

6/16/2003	$10,700	Puerto Rico Comwlth	0.93%	12/01/2015